UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2011
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)	27105 (Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On March 18, 2011, Hanesbrands Inc. (the “Company”), HBI Receivables LLC (“Receivables LLC”), a wholly-owned bankruptcy-remote subsidiary of the Company, HSBC Bank PLC and PNC Bank, N.A., as committed purchasers, Bryant Park Funding LLC and Market Street Funding LLC, as conduit purchasers, HSBC Securities (USA) Inc. (“HSBC”) and PNC Bank, N.A., as managing agents (the “Managing Agents”), and HSBC, as assignee of JPMorgan Chase Bank, N.A., as agent, entered into Amendment No. 8 (the “Amendment”) to the Receivables Purchase Agreement dated as of November 27, 2007 (the “Accounts Receivable Securitization Facility”).
     Availability of funding under the Accounts Receivable Securitization Facility depends primarily upon the eligible outstanding receivables balance and other customary factors. Pursuant to the Amendment, certain of the factors that contribute to the overall availability of funding have been modified in a manner that, taken together, could result in an increase in the amount of funding that will be available under the Accounts Receivable Securitization Facility. In connection with the Amendment, certain fees are due to the Managing Agents.
     In addition, in order to take greater advantage of favorable interest rates, the amount of funding available under the Accounts Receivable Securitization Facility, which was initially $250 million and which the Company reduced to $150 million effective February 2010, has been increased by the Amendment to $225 million. The Amendment also provides for certain other amendments to the Accounts Receivable Securitization Facility, including changing the termination date for the Accounts Receivable Securitization Facility from March 31, 2011 to March 16, 2012.
     From time to time, the financial institutions party to the Accounts Receivable Securitization Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. In particular, HSBC acted as co-syndication agent and as a joint lead arranger and joint bookrunner under the Company’s senior secured credit facility, and the Managing Agents and/or their respective affiliates may act as lenders or in other capacities under the Company’s senior secured credit facility or under other financing arrangements to which the Company or its affiliates are party.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits
Exhibit 10.1	Amendment No. 8 dated as of March 18, 2011 among Hanesbrands Inc., HBI Receivables LLC, HSBC Bank PLC and PNC Bank, N.A., as committed purchasers, Bryant Park Funding LLC and Market Street Funding LLC, as conduit purchasers, HSBC Securities (USA) Inc. and PNC Bank, N.A., as managing agents, and HSBC, as assignee of JPMorgan Chase Bank, N.A., as agent, to the Receivables Purchase Agreement dated as of November 27, 2007. †
†	Portions of this exhibit were redacted pursuant to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2011	HANESBRANDS INC.
	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

Exhibit 10.1
Amendment No. 8 dated as of March 18, 2011 among Hanesbrands Inc., HBI Receivables LLC, HSBC Bank PLC and PNC Bank, N.A., as committed purchasers, Bryant Park Funding LLC and Market Street Funding LLC, as conduit purchasers, HSBC Securities (USA) Inc. and PNC Bank, N.A., as managing agents, and HSBC, as assignee of JPMorgan Chase Bank, N.A., as agent, to the Receivables Purchase Agreement dated as of November 27, 2007. †

†	Portions of this exhibit were redacted pursuant to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.